Exhibit 99.1

              LifePoint Hospitals Reports Fourth Quarter
                      and Year-End 2003 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 17, 2004--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2003.
    For the fourth quarter ended December 31, 2003, revenues were $237.3 million, up 17.5% from $201.9 million a year ago. Net income for the quarter totaled $19.3 million, or $0.50 per diluted share, versus net income of $17.6 million, or $0.44 per diluted share, for the prior-year period.
    The consolidated financial results for the fourth quarter ended December 31, 2003, reflect a 20.3% increase in total admissions and a 21.9% increase in equivalent admissions compared with the fourth quarter of 2002. On a same-hospital basis, total admissions increased 4.3%, compared with the same period last year, and equivalent admissions increased 4.6% over the prior-year period.
    For the year ended December 31, 2003, revenues were $907.1 million, up 22.0% from $743.6 million a year ago. For the year ended December 31, 2003, prior-year contractual adjustments increased revenues by $6.0 million, or $0.08 per diluted share, compared with $13.0 million, or $0.17 per diluted share, including related legal costs of $0.9 million, for the year ended December 31, 2002. Net income for the year ended December 31, 2003, totaled $68.5 million, or $1.76 per diluted share, versus net income of $41.5 million, or $1.07 per diluted share, for the prior-year period. Included in net income for the year ended December 31, 2002, was $31.0 million, or $0.50 per diluted share, of pre-tax debt retirement costs.
    The consolidated financial results for the year ended December 31, 2003, reflect an 18.3% increase in total admissions and a 21.9% increase in equivalent admissions compared with 2002. On a same-hospital basis, revenues per equivalent admission increased 3.1% compared with last year, with a 0.5% decrease in admissions and a 1.0% increase in equivalent admissions.
    Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "I am very proud of the accomplishments that our hospitals and our employees made in 2003. By focusing on our business plan and maintaining fiscal discipline, we were successful in achieving our financial goals. We are excited about the opportunities that we have in 2004. An improved reimbursement environment, continued success in physician recruitment and further expansion of our services in our hospital communities, among other things, make us optimistic about our prospects for 2004."
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' fourth quarter and year-end conference call will be available on-line at www.lifepointhospitals.com and www.fulldisclosure.com on February 18, 2004, beginning at 10:00 a.m. Eastern Time.
    LifePoint Hospitals, Inc. operates 29 hospitals in non-urban communities. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,000 employees.

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. These statements are subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians; (ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy; (xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) the successful development and license of software and management information systems; (xvii) changes in generally accepted accounting principles or practices; (xviii) volatility in the market value of our common stock; (xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees; (xx) our reliance on information technology systems maintained by HCA; and
(xxi) those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
    All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


                       LIFEPOINT HOSPITALS, INC.
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                          Dollars in millions
        (except per share amounts), share amounts in thousands

                                        For the Three Months Ended
                                               December 31,
                                         2003              2002
                                   ----------------  ----------------
                                   Amount    Ratio    Amount    Ratio
                                   -------  -------  -------  -------
Revenues (1)                        $237.3   100.0%   $201.9   100.0%

Salaries and benefits                 93.4    39.3%     78.8    39.0%
Supplies                              31.9    13.4%     24.8    12.3%
Other operating expenses              40.8    17.2%     36.0    17.9%
Provision for doubtful accounts       22.9     9.7%     16.4     8.1%
Depreciation and amortization         12.3     5.3%      9.9     4.9%
Interest expense, net                  2.9     1.2%      3.4     1.7%
Debt retirement costs                  --      -- %      0.5     0.3%
ESOP expense                           2.0     0.8%      2.3     1.1%
                                   -------  -------  -------  -------
                                     206.2    86.9%    172.1    85.3%
                                   -------  -------  -------  -------
Income before minority
 interest and income taxes            31.1    13.1%     29.8    14.7%
Minority interest in earnings
 of consolidated entity                0.2     0.1%      --      -- %
                                   -------  -------  -------  -------
Income before income taxes            30.9    13.0%     29.8    14.7%
Provision for income taxes            11.6     4.9%     12.2     6.0%
                                   -------  -------  -------  -------
Net income                           $19.3     8.1%    $17.6     8.7%
                                   =======  =======  =======  =======
Earnings per share - basic           $0.53             $0.47
                                   =======           =======
Earnings per share - diluted (2)     $0.50             $0.44
                                   =======           =======
Earnings Per Share Calculation:
Net income                           $19.3             $17.6
Add: Interest on convertible
      notes, net of taxes              1.9               1.9
                                   -------           -------
Adjusted net income                  $21.2             $19.5
                                   =======           =======
Weighted average number of
 shares - basic                     36,360            37,736
Add: Shares for conversion of
      convertible notes              5,279             5,279
     Other share equivalents           881               995
                                   -------           -------
Weighted average number of
 shares and equivalents - diluted   42,450            44,010
                                   =======           =======
Earnings per share - diluted (2)     $0.50             $0.44
                                   =======           =======

                                           For the Year Ended
                                              December 31,
                                         2003              2002
                                   ----------------  ----------------
                                   Amount    Ratio   Amount     Ratio
                                   -------  -------  -------  -------
Revenues (1)                        $907.1   100.0%   $743.6   100.0%

Salaries and benefits                365.0    40.2%    291.4    39.2%
Supplies                             118.1    13.0%     92.2    12.4%
Other operating expenses             162.8    18.0%    137.1    18.4%
Provision for doubtful accounts       81.5     9.0%     55.2     7.4%
Depreciation and amortization         45.7     5.0%     37.9     5.1%
Interest expense, net                 12.8     1.4%     13.3     1.8%
Debt retirement costs                  --      -- %     31.0     4.2%
ESOP expense                           6.9     0.8%      9.7     1.3%
                                   -------  -------  -------  -------
                                     792.8    87.4%    667.8    89.8%
                                   -------  -------  -------  -------
Income before minority
 interest and income taxes           114.3    12.6%     75.8    10.2%
Minority interest in earnings
 of consolidated entity                0.7     0.1%      2.2     0.3%
                                   -------  -------  -------  -------
Income before income taxes           113.6    12.5%     73.6     9.9%
Provision for income taxes            45.1     4.9%     32.1     4.3%
                                   -------  -------  -------  -------
Net income                           $68.5     7.6%    $41.5     5.6%
                                   =======  =======  =======  =======
Earnings per share - basic           $1.84             $1.11
                                   =======           =======
Earnings per share - diluted (2)     $1.76             $1.07
                                   =======           =======
Earnings Per Share Calculation:
Net income                           $68.5             $41.5
Add: Interest on convertible
      notes, net of taxes              7.8               --
                                   -------           -------
Adjusted net income                  $76.3             $41.5
                                   =======           =======
Weighted average number of
 shares - basic                     37,216            37,536
Add: Shares for conversion of
      convertible notes              5,279              --
     Other share equivalents           793             1,091
                                   -------           -------
Weighted average number of
 shares and equivalents - diluted   43,288            38,627
                                   =======           =======
Earnings per share - diluted (2)     $1.76             $1.07
                                   =======           =======

(1) Prior-year contractual adjustments increased revenues by $5.1 million, or $0.07 per diluted share, for the three months ended December 31, 2002. Prior-year contractual adjustments increased revenues by $6.0 million, or $0.08 per diluted share, for the year ended December 31, 2003, and by $13.0 million, or $0.17 per diluted share, including related costs of $0.9 million, for the year ended December 31, 2002.

(2) The impact of 3.3 million potential weighted average shares of common stock, if converted, and interest expense related to the convertible notes was not included in the computation of diluted earnings per share for the year ended December 31, 2002, because the effect would have been anti-dilutive.


                       LIFEPOINT HOSPITALS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              In millions

                                                     Dec. 31, Dec. 31,
                                                       2003     2002
                                                     -------  -------
                                                   (Unaudited)   (1)
                                ASSETS
Current assets:
 Cash and cash equivalents                             $20.6    $23.0
 Accounts receivable, less allowances for doubtful
  accounts of $111.7 and $109.1 at December 31, 2003
  and December 31, 2002, respectively                  101.4     85.0
 Inventories                                            22.3     20.5
 Income taxes receivable                                 7.4      --
 Deferred income taxes and other current assets         19.5     14.8
                                                     -------  -------
                                                       171.2    143.3
Property and equipment:
 Land                                                   19.0     11.3
 Buildings and improvements                            357.1    285.3
 Equipment                                             337.2    295.5
 Construction in progress                               28.3     18.1
                                                     -------  -------
                                                       741.6    610.2
 Accumulated depreciation                             (277.4)  (238.0)
                                                     -------  -------
                                                       464.2    372.2

Deferred loan costs, net                                 7.0      8.6
Unallocated purchase price                              16.4    136.1
Intangible assets, net                                   3.6      3.8
Other                                                    --       0.3
Goodwill                                               136.6     69.2
                                                     -------  -------

                                                      $799.0   $733.5
                                                     =======  =======
                        LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable                                      $30.9    $28.5
 Accrued salaries                                       25.7     24.4
 Other current liabilities                               9.7     14.3
 Estimated third-party payor settlements                 2.5      8.2
                                                     -------  -------
                                                        68.8     75.4
Long-term debt                                         270.0    250.0
Deferred income taxes                                   35.9     24.9
Professional and general liability
 risks and other liabilities                            28.6     25.6

Minority interest in equity of consolidated entity       1.4      --

Stockholders' equity:
 Preferred stock                                         --       --
 Common stock                                            0.4      0.4
 Capital in excess of par value                        301.7    297.2
 Unearned ESOP compensation                            (16.1)   (19.3)
 Retained earnings                                     137.2     79.3
 Treasury stock                                        (28.9)     --
                                                     -------  -------
                                                       394.3    357.6
                                                     -------  -------
                                                      $799.0   $733.5
                                                     =======  =======

(1)  Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                  Three Months Ended    Year Ended
                                     December 31,      December 31,
                                   ----------------  ----------------
                                    2003      2002     2003     2002
                                   -------  -------  -------  -------
Cash flows from
 operating activities:
  Net income                         $19.3    $17.6    $68.5    $41.5
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Depreciation and amortization     12.3      9.9     45.7     37.9
    ESOP expense                       2.0      2.3      6.9      9.7
    Minority interest in earnings
     of consolidated entity            0.2      --       0.7      2.2
    Deferred income taxes              1.8      2.4      8.9      3.0
    Reserve for professional and
     general liability risks, net     (0.9)     1.7      2.4      9.2
    Debt retirement costs              --       0.6      --      31.0
    Tax benefit from stock
     option exercises                  1.6      0.4      2.3      1.7
    Increase (decrease) in cash
     from operating assets and
     liabilities, net of effects
     from acquisitions:
      Accounts receivable             (9.1)    (2.1)   (15.9)   (16.9)
      Inventories and other
       current assets                 (0.4)    (1.8)    (4.8)    (3.2)
      Accounts payable and
       accrued expenses              (15.0)    (9.9)     1.3      1.7
      Income taxes payable             1.6      7.0     (7.5)     6.9
      Estimated third-party
       payor settlements              (1.6)    (7.5)    (5.7)   (10.1)
 Other                                 0.6      0.3      1.8      0.2
                                   -------  -------  -------  -------
Net cash provided by
 operating activities                 12.4     20.9    104.6    114.8

Cash flows from
 investing activities:
  Purchases of property and
   equipment, net                    (16.0)   (18.5)   (70.2)   (60.7)
  Purchases of facilities             (0.2)  (137.1)   (16.5)  (137.1)
  Purchase of minority interest
   in joint venture                    --     (25.0)     --     (25.0)
  Other                               (0.3)     0.3      0.7     (1.9)
                                   -------  -------  -------  -------
 Net cash used in
  investing activities               (16.5)  (180.3)   (86.0)  (224.7)

Cash flows from
 financing activities:
  Repurchases of common stock        (17.7)     --     (45.7)     --
  Borrowings under bank
   credit facility                    20.0      --      20.0      --
  Repurchase of senior
   subordinated notes                  --      (3.4)     --    (176.5)
  Proceeds from issuance of
   convertible notes, net              --       --       --     242.5
  Proceeds from exercise
   of stock options                    2.4      0.6      3.7      3.0
  Proceeds from employee loans         --       0.5      --       5.7
  Other                               (0.1)     0.9      1.0      1.0
                                   -------  -------  -------  -------
 Net cash provided by (used in)
  financing activities                 4.6     (1.4)   (21.0)    75.7

Change in cash and
 cash equivalents                      0.5   (160.8)    (2.4)   (34.2)
Cash and cash equivalents
 at beginning of period               20.1    183.8     23.0     57.2
                                   -------  -------  -------  -------
Cash and cash equivalents
 at end of period                    $20.6    $23.0    $20.6    $23.0
                                   =======  =======  =======  =======

Interest payments                     $5.8     $7.3    $12.4    $16.3
                                   =======  =======  =======  =======

Income taxes paid, net                $6.6     $2.8    $41.4    $21.0
                                   =======  =======  =======  =======


                       LIFEPOINT HOSPITALS, INC
                         UNAUDITED STATISTICS

                                               Three Months Ended
                                                  December 31,
                                            -------------------------
                                                                 %
                                             2003      2002    Change
                                            -------  -------  -------
Actual:
Number of hospitals at end of period             29       28     3.6%
Licensed beds at end of period                2,737    2,617     4.6%
Weighted average licensed beds                2,737    2,404    13.9%
Average daily census                          1,078      901    19.6%
Average length of stay                          4.0      4.0     -- %

Revenues ($ in millions)                     $237.3   $201.9    17.5%
Revenues per equivalent admission            $4,948   $5,131    (3.6%)
Equivalent admissions (1)                    47,969   39,353    21.9%
Outpatient factor (1)                          1.95     1.92     1.5%
Outpatient surgeries                         18,201   17,067     6.6%
Inpatient surgeries                           6,951    6,133    13.3%
Emergency room visits                       117,835   92,960    26.8%
Admissions                                   24,689   20,531    20.3%
Medicare case mix index                        1.16     1.15     0.9%

Net outpatient revenues as a
   percentage of net revenues                 46.6%    48.9%   N/M (2)

Same-Hospital: (3)
Number of hospitals at end of period             23       23     -- %
Licensed beds at end of period                2,203    2,196     0.3%
Weighted average licensed beds                2,203    2,196     0.3%
Average daily census                            875      831     5.3%
Average length of stay                          4.1      4.1     -- %

Revenues ($ in millions)                     $194.7   $188.5     3.3%
Revenues per equivalent admission            $5,186   $5,251    (1.2%)
Equivalent admissions (1)                    37,540   35,893     4.6%
Outpatient factor (1)                          1.92     1.92     -- %
Outpatient surgeries                         16,361   15,939     2.6%
Inpatient surgeries                           5,655    5,706    (0.9%)
Emergency room visits                        93,683   84,337    11.1%
Admissions                                   19,562   18,763     4.3%
Medicare case mix index                        1.17     1.17     -- %

Net outpatient revenues as a
   percentage of net revenues                 48.2%    49.3%   N/M (2)

                                                    Year Ended
                                                   December 31,
                                            -------------------------
                                                                 %
                                              2003    2002     Change
                                            -------  -------  -------

Number of hospitals at end of period             29       28     3.6%
Licensed beds at end of period                2,737    2,617     4.6%
Weighted average licensed beds                2,651    2,248    17.9%
Average daily census                          1,015      865    17.3%
Average length of stay                          4.0      4.1    (2.4%)

Revenues ($ in millions)                     $907.1   $743.6    22.0%
Revenues per equivalent admission            $4,988   $4,986     -- %
Equivalent admissions (1)                   181,879  149,152    21.9%
Outpatient factor (1)                          1.97     1.91     3.1%
Outpatient surgeries                         77,119   65,545    17.7%
Inpatient surgeries                          27,201   23,030    18.1%
Emergency room visits                       434,424  355,891    22.1%
Admissions                                   92,184   77,927    18.3%
Medicare case mix index                        1.17     1.15     1.8%

Net outpatient revenues as a
   percentage of net revenues                 49.7%    49.8%   N/M (2)

Same-Hospital: (3)
Number of hospitals at end of period             23       23     -- %
Licensed beds at end of period                2,203    2,196     0.3%
Weighted average licensed beds                2,202    2,195     0.3%
Average daily census                            846      847    (0.1%)
Average length of stay                          4.1      4.1     -- %

Revenues ($ in millions)                     $760.6   $730.2     4.2%
Revenues per equivalent admission            $5,167   $5,012     3.1%
Equivalent admissions (1)                   147,194  145,692     1.0%
Outpatient factor (1)                          1.94     1.91     1.4%
Outpatient surgeries                         65,359   64,417     1.5%
Inpatient surgeries                          22,887   22,603     1.3%
Emergency room visits                       353,415  347,268     1.8%
Admissions                                   75,795   76,159    (0.5%)
Medicare case mix index                        1.18     1.16     1.7%

Net outpatient revenues as a
   percentage of net revenues                 49.7%    49.9%   N/M (2)


(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2)  Not meaningful.

(3) Same-hospital information excludes the operations of hospitals that the Company acquired during the periods presented. The costs of corporate overhead are included in same-hospital information.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as income before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interest in earnings of consolidated entity and income taxes. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our bank credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                       For the Three Months Ended
                                              December 31,
                                         2003              2002
                                   ----------------  ----------------
                                   Amount    Ratio   Amount     Ratio
                                   -------  -------  -------  -------
Revenues                            $237.3   100.0%   $201.9   100.0%

Salaries and benefits                 93.4    39.3%     78.8    39.0%
Supplies                              31.9    13.4%     24.8    12.3%
Other operating expenses              40.8    17.2%     36.0    17.9%
Provision for doubtful accounts       22.9     9.7%     16.4     8.1%
                                   -------  -------  -------  -------
Adjusted EBITDA                      $48.3    20.4%    $45.9    22.7%
                                   =======  =======  =======  =======
                                           For the Year Ended
                                              December 31,
                                         2003              2002
                                   ---------------   ----------------
                                   Amount    Ratio   Amount     Ratio
                                   -------  -------  -------  --------

Revenues                            $907.1   100.0%   $743.6   100.0%

Salaries and benefits                365.0    40.2%    291.4    39.2%
Supplies                             118.1    13.0%     92.2    12.4%
Other operating expenses             162.8    18.0%    137.1    18.4%
Provision for doubtful accounts       81.5     9.0%     55.2     7.4%
                                   -------  -------  -------  -------
Adjusted EBITDA                     $179.7    19.8%   $167.7    22.6%
                                   =======  =======  =======  =======

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of income and in accordance with generally accepted accounting principles (in millions):

                                  Three Months Ended   Year Ended
                                     December 31,      December 31,
                                   ----------------  ----------------
                                    2003      2002    2003     2002
                                   -------  -------  -------  -------
Adjusted EBITDA                      $48.3    $45.9   $179.7   $167.7
Less:
 Depreciation and amortization        12.3      9.9     45.7     37.9
 Interest expense, net                 2.9      3.4     12.8     13.3
 Debt retirement costs                 --       0.5   --         31.0
 ESOP expense                          2.0      2.3      6.9      9.7
 Minority interest in earnings
  of consolidated entity               0.2      --       0.7      2.2
 Provision for income taxes           11.6     12.2     45.1     32.1
                                   -------  -------  -------  -------
Net income                           $19.3    $17.6    $68.5    $41.5
                                   =======  =======  =======  =======



    CONTACT: LifePoint Hospitals Inc., Brentwood
             Michael J. Culotta, 615-372-8512